AMENDMENT NO. 1
TO
INVESTMENT ADVISORY AGREEMENT

The Investment Advisory Agreement between the AAL Variable Product Series Fund, Inc. and AAL Capital Management Corporation dated January 1, 2000, is hereby amended, effective March 1, 2001, as follows:

1.   Exhibit A of the Investment  Advisory  Agreement is modified to include the following  seven new portfolios  with the following  corresponding  adviser fee:

    Portfolio                          Adviser Fee based on Average Daily Net Assets
    ----------                         ---------------------------------------------

o AAL Technology Stock Portfolio                         0.75%
o AAL Aggressive Growth Portfolio           0.80% on the first $100 million
                                             0.75% on the next $400 million
                                                0.70% above $500 million

o AAL Small Cap Stock Portfolio              0.70%on the first $200 million
                                                0.65% above $200 million

o AAL Mid Cap Stock Portfolio                0.70%on the first $200 million
                                             0.65% on the next $800 million
                                                 0.60% above $1 billion

o AAL Mid Cap Index Portfolio               0.35% on the first $250 million
                                                0.30% above $250 million

o AAL Capital Growth Portfolio              0.65% on the first $500 million
                                            0.575% on the next $500 million
                                              0.50% on the next $4 billion
                                                 0.45% above $5 billion

o AAL Equity Income Portfolio                            0.45%

2.   Exhibit  A is  further  modified  to  reflect  the  change in names for the following seven previously existing portfolios:

Former Portfolio Name:                                         New Portfolio Name:
--------------------                                         -------------------
o AAL Variable Product Small Company Stock Portfolio    o AAL Small Cap Index Portfolio
o AAL Variable Product International Stock Portfolio    o AAL International Portfolio
o AAL Variable Product Large Company Stock Portfolio    o AAL Large Company Index Portfolio
o AAL Variable Product Balanced Portfolio               o AAL Balanced Portfolio
o AAL Variable Product High Yield Bond Portfolio        o AAL High Yield Bond Portfolio
o AAL Variable Product Bond Portfolio                   o AAL Bond Index Portfolio
o AAL Variable Product Money Market Portfolio           o AAL Money Market Portfolio

IN WITHNESS  WHEREOF the parties  hereto have caused this Amendment to be signed by the respective officers effective as of March 1, 2000.

                       VARIABLE PRODUCT SERIES FUND, INC.

ATTEST:

By /s/ Frederick D. Kelsven               By /s/ Robert G. Same
   ------------------------                  ------------------
      Frederick D. Kelsven                      Robert G. Same
      Secretary                                 President

                       AAL CAPITAL MANAGEMENT CORPORATION

ATTEST:

By /s/ Frederick D. Kelsven               By /s/ Robert G. Same
   ------------------------                  ------------------
      Frederick D. Kelsven                      Robert G. Same
      Secretary                                 President

                                                             EXHIBIT A
                                                 To INVESTMENT ADVISORY AGREEMENT

            Portfolio                    Adviser Fee based on Average Daily Net Assets
            ---------                    ---------------------------------------------

1.  AAL Technology Stock Portfolio                           0.75%
2.  AAL Aggressive Growth Portfolio             0.80% on the first $100 million
                                                 0.75% on the next $400 million
                                                    0.70% above $500 million

3.  AAL Small Cap Stock Portfolio                0.70%on the first $200 million
                                                    0.65% above $200 million

4.  AAL International Portfolio                              0.80%
5.  AAL Capital Growth Portfolio                0.65% on the first $500 million
                                                0.575% on the next $500 million
                                                  0.50% on the next $4 billion
                                                     0.45% above $5 billion

6.  AAL Mid Cap Stock Portfolio                  0.70%on the first $200 million
                                                 0.65% on the next $800 million
                                                     0.60% above $1 billion

7.  AAL Equity Income Portfolio                              0.45%
8.  AAL Small Cap Index Portfolio               0.35% on the first $250 million
                                                    0.30% above $250 million

9.  AAL Large Company Index Portfolio           0.35% on the first $250 million
                                                    0.30% above $250 million

10. AAL Mid Cap Index Portfolio                 0.35% on the first $250 million
                                                    0.30% above $250 million

11. AAL Balanced Portfolio                      0.35% on the first $250 million
                                                    0.30% above $250 million

12. AAL High Yield Bond Portfolio                            0.40%
13. AAL Bond Index Portfolio                    0.35% on the first $250 million
                                                    0.30% above $250 million

14. AAL Money Market Portfolio                  0.35% on the first $250 million
                                                    0.30% above $250 million